SECURITIES AND EXCHANGE COMMISSION
                                     Washington, D. C.  20549

                                             Form 8-K
Current Report Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (date of earliest event reported):  April 22, 1997

                                       Mallon Resources Corporation
                       (exact name of registrant as specified in its charter)

Colorado                 0-17267                 84-1095959
(State or other          (Commission           (I.R.S. Employer
jurisdiction             File Number)          Identification No.)
of incorporation)

999 18th Street, Suite 1700, Denver, Colorado          80202
(address of principal executive offices)            (zip code)

Registrant's telephone number, including area code: (303)293-2333 not applicable
(former name or former address, if changed since last report)

Item 5.  Other Events

On April 22, 1997, Mallon Resources Corporation (the "Company") entered into employment agreements with three of its senior officers and directors.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

10.1.5  Employment Agreement between the Company and George O.
            Mallon, Jr., effective as of April 1, 1997
10.1.6  Employment Agreement between the Company and Kevin M.
            Fitzgerald, effective as of April 1, 1997
10.1.7  Employment Agreement between the Company and Roy K. Ross, effective as of April 1, 1997

                               Signatures

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Mallon Resources Corporation


April 22, 1997                 __/s/ Roy K. Ross_________________
                               Roy K. Ross, Executive Vice President